                                                                    EXHIBIT 10.8

                                    AGREEMENT
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     This Separation Agreement and Release of Claims ("Agreement") is entered into by Richard A. Schweinhart and all of his agents, successors and assigns ("Employee"), and Kindred Healthcare, Inc. ("Kindred") and all companies related to Kindred and all of its affiliates, subsidiaries or related companies, past and present (collectively, the "Company").

     WHEREAS, Employee and Company hereby desire to settle all disputes and issues related to the termination of Employee from his services to the Company.

     NOW, THEREFORE, in consideration of the premises and the terms and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

          1. Resignation. Employee is hereby terminated without cause and
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voluntarily resigns from all capacities and positions with the Company effective February 25, 2002 ("Date of Termination").

          2. Obligations of the Company. Following the execution of this
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Agreement, the Company shall pay Employee his base salary through the Date of Termination and any amounts owed to Employee pursuant to the Company's standard reimbursement procedures. In addition, subject to the terms and conditions of this Agreement (including Section 13), Employee will be entitled to the following additional payments and benefits:

               (a) $218,820 representing the Employee's maximum bonus for 2001.

               (b) $27,662 representing the prorated portion of the Employee's target bonus for 2002.

               (c) $450,750 representing an amount equal to one and one-half times the Employee's base salary for 2002.

               (d) $270,450 representing an amount equal to one and one-half times the Employee's target bonus for 2002.

               (e) For a period of 18 months following the Date of Termination, the Employee shall be treated as if he had continued to be an employee for all purposes under the Company's health insurance plans and dental insurance plans, provided, however, that such benefits shall be provided only as long as similar benefits are provided to employees of the Company. Employee shall be responsible for any Employee contributions for such insurance coverage. Following this continuation period, the Employee shall be entitled to receive continuation coverage under Part 6 of Title I of ERISA ("COBRA Benefits") treating the end of this period as a termination of the Employee's employment if allowed by law.

               (f) For a period of 18 months following the Date of Termination, the Company shall maintain in force the Employee's life insurance in effect under the Company's life insurance benefit plans as of the Date of Termination, provided, however, that such benefits shall be provided only as long as similar benefits are provided to employees of the Company. Employee shall be responsible for any Employee contributions for such insurance coverage.

               (g) For a period of 18 months following the Date of Termination, the Company shall provide short-term and long-term disability insurance benefits to Employee equivalent to the coverage that the Employee would have had had he remained employed under the disability insurance plans applicable to Employee on the Date of Termination, provided, however, that such benefits shall be provided only as long as similar benefits are provided to employees of the Company. Should Employee become disabled during such period, Employee shall be entitled to receive such benefits, and for such duration, as the applicable plan provides. Employee shall be responsible for any Employee contributions for such insurance coverage.

               (h) To the extent not already vested pursuant to the terms of such plan, the Employee's interests under the Company's retirement savings plan shall be automatically fully vested, without regard to otherwise applicable percentages for the vesting of employer matching contributions based upon the Employee's years of service with the Company.

               (i) The Company may adopt such amendments to its employee benefit plans, if any, as are necessary to effectuate the provisions of this Agreement.

               (j) Employee shall continue to vest in all shares of restricted common stock of Kindred previously awarded to Employee according to the vesting schedule set forth in the Employee's Restricted Share Agreement dated May 21, 2001.

               (k) Employee shall be entitled to the unpaid portion of the award under the Company's Long-Term Incentive Plan ("LTIP") for the 2000 and 2001 performance periods. In addition, if the Board of Directors grants awards under the LTIP for the 2002 performance period, Employee shall be entitled to 1/12 of the award

Employee would have received if employed by the Company at such time. Employee acknowledges that any award for 2002 is contingent upon approval by the Board of Directors of awards under the LTIP for the 2002 performance period. Any amounts credited to Employee under this Section 2(k) shall be paid at the time and in the manner specified in Section 6 of the LTIP.

               (l) Employee shall be credited with an additional 18 months of vesting for purposes of all outstanding stock option awards to purchase Kindred common stock and Employee will have 18 months in which to exercise such stock options.

               (m) Employee shall receive the computer that Employee is utilizing as of the Date of Termination.

               (n) All commitments made to Employee under paragraphs (a) through
(d) above shall be paid upon the later of 14 days from the Date of Termination or the expiration of the seven-day period referenced in Section 16. All other commitments shall be paid as provided in this Agreement.

          3. Death after Resignation. In the event of the death of Employee
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during the period Employee is receiving payments pursuant to this Agreement, Employee's designated beneficiary shall be entitled to receive the balance of the payments; or in the event of no designated beneficiary, the remaining payments shall be made to Employee's estate.

          4. Employee Acknowledgment and Release. Employee expressly
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acknowledges that the above payments include consideration for the settlement, waiver, release and discharge of any and all claims or actions arising from Employee's employment, the terms and conditions of Employee's employment, or Employee's termination of employment with the Company, including claims of employment discrimination, wrongful termination, unemployment compensation or any claim arising under law or equity, express or implied contract, tort, public policy, common law or any federal, state or local statute, ordinance, regulation or constitutional provision.

               (a) The claims released and discharged by Employee include, but are not limited to, claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; The Older Workers Benefit Protection Act ("OWBPA"); the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended; the Americans with Disabilities Act ("ADA"); the Fair Labor Standards Act; the Employee Retirement Income and Security Act of 1974, as amended; the National Labor Relations Act; the Labor Management Relations Act; the Equal Pay Act of 1963; the Pregnancy Discrimination Act of 1978; the Rehabilitation Act of 1973; workers' compensation laws; Kentucky Wage and Hours Laws, claims before the Kentucky Commission for Human Rights and Kentucky Revised Statutes sections 341 et seq.

               (b) Employee recognizes that by signing this Agreement, he may be giving up some claim, demand or cause of action which he now has or may have, but which is unknown to him.

               (c) Employee agrees not to file any charges, complaints, lawsuits or other claims against the Company that relate in any manner to the Employee's employment or the resignation or termination of Employee's employment with the Company.

               (d) Employee expressly waives any present or future claims against the Company for alleged race, color, religious, sex, national origin, age or disability discrimination or harassment under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Equal Pay Act of 1963; the Americans with Disabilities Act; the Family Medical Leave Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Rehabilitation Act of 1973; or any other federal or state law protecting against such discrimination or harassment.

               (e) Employee acknowledges that the Company has not and does not admit that it engaged in any discrimination, wrong doing or violation of law on the Company's part concerning Employee. Employee and the Company agree that by entering into this Agreement no discrimination, wrong doing, or violation of law has been acknowledged by the Company or assumed by Employee. Employee and the Company further acknowledge that this Agreement is not an admission of liability.

          5. Confidentiality. Employee and the Company agree to keep the
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contents and terms of this Agreement confidential and not to voluntarily disclose the terms or amount of settlement to third parties. The only exception is that Employee may reveal the terms of this Agreement to his spouse, attorney, tax preparer or as otherwise required by law. The Company may reveal the terms of this Agreement to its attorneys, accountants, financial advisors, managerial employees, and any disclosure required by law or business necessity. In the event that Employee breaches the confidentiality of this Agreement, Employee understands that the Company shall have the right to pursue all appropriate legal relief, including, but not limited to, attorneys' fees and costs.

          6. Public Statement. Employee further agrees not to make derogatory or
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negative remarks or comments about the Company, its affiliates and their respective directors, officers, shareholders, agents or employees, to any third parties, and not to otherwise defame the Company in any manner. In the event that Employee defames the Company, its affiliates and their respective directors, officers, shareholders, agents or employees, Employee understands that the Company shall have the right to pursue all appropriate legal relief, including but not limited to, attorneys' fees and costs, and reimbursement of all monies paid hereunder. Company agrees not to make derogatory or negative remarks or comments about Employee to any third parties, not to otherwise defame the Employee in any manner. In the event that the Company defames Employee, Company understands that the Employee shall have the right to pursue all appropriate legal relief, including but not limited to, attorneys' fees and costs.

          7. Ability to Revoke.
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               (a) Employee acknowledges and agrees that the Company has advised him and encouraged him to consult with an attorney, and he has consulted with an attorney regarding this Agreement prior to signing below, and that he has been given a period of at least twenty one (21) days within which to consider this Agreement, including waiver of any ADEA and OWBPA age claims before voluntarily signing this Agreement.

               (b) Employee agrees and understands that he may revoke this Agreement within seven (7) days after signing the Agreement, and that the Agreement shall not become effective or enforceable until the revocation period has expired.

               (c) Any revocation of this Agreement must be made in writing and delivered by hand or certified mail to Joseph L. Landenwich, Kindred Healthcare, Inc., 680 South Fourth Avenue, Louisville, Kentucky 40202, before the expiration of the revocation period.

          8. Confidential Information. At no time shall Employee divulge,
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furnish, or make accessible to anyone any confidential knowledge or information about the Company's businesses or operations (except as required by law or order of court or other governmental agency) or any of the clients, patients, customers or suppliers of the Company or with respect to any other confidential aspect of the businesses of the Company. Employee understands and agrees that any violation of this provision will cause the Company irreparable harm which cannot adequately be compensated by an award of money damages. As a result, Employee agrees that, in addition to any other remedy the Company may have, a violation of this Agreement may be restrained by issuance of an injunction by any court of competent jurisdiction. Employee further agrees to accept service of process by first class or certified United States mail. In the event the Employee fails to abide by this Section 8, Employee understands that the Company shall have the right to pursue reimbursement or setoff of all monies and benefits paid or to be paid hereunder.

          9. Cooperation. Employee agrees that should the Company request
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Employee's cooperation in connection with litigation, government investigations or other administrative or legal proceeding, Employee shall cooperate fully with the Company or its designated agents. Employee further agrees to cooperate fully in disclosing to the

Company or its designated agents, any information which Employee obtained during the course and scope of his employment with the Company, and to which other employees of the Company were not privy. In the event the Employee fails to abide by this Section 9, Employee understands that the Company shall have the right to pursue reimbursement or setoff of all monies and benefits paid or to be paid hereunder.

          10. Disputes. Any dispute or controversy arising under, out of, or in
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connection with this Agreement shall, at the election and upon written demand of either party, be finally determined and settled by binding arbitration in the City of Louisville, Kentucky, in accordance with the Labor Arbitration rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof. Each party shall pay their costs of the arbitration and all reasonable attorneys' and accountants' fees incurred in connection therewith, including any litigation to enforce any arbitration award.

          11. Successors. This Agreement is personal to Employee and without the
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prior written consent of the Company shall not be assignable by Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Employee's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          12. Other Severance Benefits. Except as specifically provided in this
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Agreement, Employee hereby agrees that in consideration for the payments to be received under this Agreement, Employee waives any and all rights to any payments or benefits under any plans, programs, contracts or arrangements of the Company that provide for severance payments or benefits upon a termination of employment, including, without limitation, the Employment Agreement between Employee and the Company dated as of September 28, 1998, as amended, and the Change in Control Severance Agreement between the Employee and the Company.

          13. Withholding. All payments to be made to Employee hereunder will be
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subject to all applicable required withholding of taxes.

          14. No Mitigation. Employee shall have no duty to mitigate his damages
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by seeking other employment and, should Employee actually receive compensation from any such other employment, the payments required hereunder shall not be reduced or offset by any such compensation.

          15. Execution by Employee. Employee will execute this Agreement and
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deliver the executed Agreement to Joseph L. Landenwich, Kindred Healthcare, Inc., 680 South Fourth Avenue, Louisville, Kentucky 40202.

          16. Termination of Waiting Period. After receipt of the executed
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Agreement by Employee, and after the expiration of the seven (7) day waiting period referenced in Section 7(b) of this Agreement, the Company will execute the Agreement.

          17. Voluntary Action. Employee acknowledges that he has read and fully
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understands all of the provisions of this Agreement and that he is entering into this Agreement freely and voluntarily.

          18. Notices. Except as expressly provided herein, any notice required
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or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered or sent by telephone facsimile transmission, personal or overnight couriers, or registered mail with confirmation of receipt, addressed as follows:

          If to Employee:
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          Richard A. Schweinhart
          2608 Cave Spring Place
          Anchorage, KY 40223

          If to Company:
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          Kindred Healthcare, Inc.
          680 South Fourth Avenue
          Louisville, KY  40202
          Attn:  Legal Department

          19. Governing Law. This Agreement shall be governed by the laws of the
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Commonwealth of Kentucky.

          20. Waiver of Breach and Severability. The waiver by either party of a
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breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by either party. In the event any provision of this Agreement is found to be invalid or unenforceable, it may be severed from the Agreement and the remaining provisions of the Agreement shall continue to be binding and effective.

          21. Entire Agreement; Amendment. This Agreement contains the entire
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agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter hereof. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by Employee and a designated officer of the Company.

          22. Headings. The headings in this Agreement are for convenience only
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and shall not be used to interpret or construe its provisions.

          23. Counterparts. This Agreement may be executed in one or more
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counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     KINDRED HEALTHCARE, INC.


                                     By: /s/ Edward L. Kuntz
                                        ----------------------------------------

                                     Title: Chairman and Chief Executive Officer


                                     EMPLOYEE


                                         /s/ Richard A. Schweinhart
                                     -------------------------------------------
                                     RICHARD A. SCHWEINHART